Exhibit 5.1

SNOW BECKER KRAUSS P.C.
605 Third Avenue
New York, NY 10158
Phone: (212) 687-3860
Fax: (212) 949-7052

August 3, 2001

American International Petroleum Corporation
444 Madison Avenue
New York, NY 10022

Ladies and Gentlemen:

We are counsel to American International Petroleum Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on form S-1 (the “Registration Statement”) relating to the offer and sale of 71,500,000 shares of the Company’s common stock by the selling securityholders named in the Registration Statement, including

•	87,000,000 shares (the “Conversion Shares”) that they may acquire upon conversion of the Company’s 3% Convertible Debentures (“Debentures”) due April 2002.

•	2,500,000 shares (the “Warrant Shares”) that they may acquire upon exercise of outstanding warrants.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

1.	The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada.

2.	The Conversion Shares and the Warrant Shares have been duly authorized.

3.	The Conversion Shares, when issued upon conversion of the debentures, will be legally issued, fully paid and assessable.

4.	The Warrant Shares, when issued upon payment of the exercise price specified in the warrants, will be legally issued, fully paid, and non-assessable.

Members of our firm own 144,518 shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption of Legal Matters in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours /s/ Snow Becker Krauss P.C. ——————————————————— SNOW BECKER KRAUSS P.C.

II-9